Exhibit 10.9

SUBSCRIPTION AGREEMENT

TO:     The Directors of FG Merger Corp. (the “Company”).

The undersigned hereby subscribes for 2,012,500 shares of common stock (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

We agree to take the Shares subject to the Certificate of Incorporation and By-laws of the Company and we authorize you to enter the following name and address in the stockholders ledger of the Company:

Name:	FG Merger Investors LLC

Address:	Attn: Manager
105 S. Maple Street
Itasca, IL 60143

FG MERGER INVESTORS LLC

Signed:	/s/Hassan Sajjad Baqar
Name: Hassan Sajjad Baqar
Title: Manager

Dated:     January 10,2022

Accepted:

FG MERGER CORP.

Signed:	/s/Hassan Raza Baqar
Name: Hassan Raza Baqar
Title: Authorized Signatory

Dated:     January 10, 2022